EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SARBANES-OXLEY ACT SECTION 906
Pursuant to Section 1350 of Title 18 of the United States Code, I, Vincent J. Delie, Jr., Chairman, President and Chief Executive Officer of F.N.B. Corporation (the “Company”), hereby certify that, to the best of my knowledge:
1.The Company’s Form 10-Q Quarterly Report for the period ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2025	/s/ Vincent J. Delie, Jr.
Vincent J Delie, Jr. Chairman, President and Chief Executive Officer